Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of Tecogen Inc. of our report dated March 31, 2014, relating to our audits of the consolidated financial statements, included in the Annual Report on Form 10-K of Tecogen Inc. for the years ended December 31, 2013 and 2012. We also consent to the reference to our firm under the caption “Experts” in such prospectus.

McGladrey LLP

Boston, Massachusetts
October 28, 2014